AMENDMENT NO. 1 DATED AS OF OCTOBER 27, 2005 TO
              SUB-ADVISORY AGREEMENT DATED AS OF SEPTEMBER 28, 2001

         WHEREAS, HIGHMARK CAPITAL MANAGEMENT, INC., a California corporation (the "Adviser"), and WADDELL & REED INVESTMENT MANAGEMENT COMPANY, a Kansas Corporation (the "Sub-Adviser"), entered into a Sub-Advisory Agreement dated as of September 28, 2001 (the "Sub-Advisory Agreement"); and

         WHEREAS, the Adviser and the Sub-Adviser (collectively, the "Parties") desire to amend the Sub-Advisory Agreement as provided herein;

         NOW, THEREFORE, the Parties hereby agree as follows:

1.1. AMENDMENTS TO SECTION 11 OF THE SUB-ADVISORY AGREEMENT. Effective as of October 27, 2005, the third paragraph of Section 11 of the Sub-Advisory Agreement is hereby amended to read in its entirety as follows:

                  "Notwithstanding the foregoing, this Agreement may at any time be terminated, without the payment of any penalty, on sixty days' written notice to the Sub-Adviser by the Adviser, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund. This Agreement may be terminated at any time, without the payment of any penalty, on 120 days' written notice by the Sub-Adviser to the Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the `40 Act.)"

2. DEFINED TERMS; CONFIRMATION OF OTHER TERMS OF THE SUB-ADVISORY AGREEMENT. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Sub-Advisory Agreement. The Sub-Advisory Agreement, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of
October 27, 2005.

                             HIGHMARK CAPITAL MANAGEMENT, INC.



                             By: /s/ Earle A Malm
                                ------------------
                                Name: Earle A. Malm
                                Title: Chairman of the Board, President & CEO



                             WADDELL & REED INVESTMENT
                             MANAGEMENT COMPANY



                             By: /s/ John Sundeen
                                ------------------
                                Name: John Sundeen
                                Title: Executive Vice President